UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. ___)

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
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☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

LIVE CURRENT MEDIA INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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780 Beatty Street, Suite 307
Vancouver, BC, V6B 2M1, Canada
(604) 453-4870

September [       ], 2010

To our Stockholders:

You are cordially invited to attend the Annual Meeting of Stockholders of Live Current Media Inc. (the “Company”).  The Annual Meeting will be held on October 12, 2010 at 2:00 p.m. Pacific time at the Golden Nugget Hotel, 129 East Fremont Street, Las Vegas, Nevada 89101.  To obtain directions to the Annual Meeting and for how to vote in person, please call Georgeson Inc. at [                        ].

The actions we expect to take at the Annual Meeting are described in detail in the attached Proxy Statement and Notice of Annual Meeting of Stockholders and listed on the enclosed GOLD proxy card.  Also included with this letter is the Company’s Annual Report on Form 10-K.

Please use this opportunity to take part in the affairs of the Company by voting on the business to come before this meeting.  If you were a record holder of the Company’s common stock on September 3, 2010, you are eligible to vote with respect to these matters, either personally at the meeting or by proxy.  It is important that your shares be voted, whether or not you plan to attend the meeting, to ensure the presence of a quorum.  We urge you to authorize your proxy in advance by using the enclosed GOLD proxy card and following the instructions printed on the enclosed materials.  Returning the proxy does NOT deprive you of your right to attend the meeting and vote your shares in person for the matters acted upon at the meeting.

We look forward to seeing you at the Annual Meeting.

Sincerely,

C. Geoffrey Hampson
Chief Executive Officer and Chairman of the Board

780 Beatty Street, Suite 307
Vancouver, British Columbia V6B 2M1

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To our Stockholders:

The Annual Meeting of Stockholders of Live Current Media Inc. will be held on Tuesday, October 12, 2010, at 2:00 p.m. Pacific time, at the Golden Nugget Hotel, 129 East Fremont Street, Las Vegas, Nevada 89101 for the following purposes:

(1)           To elect the following directors:

C. Geoffrey Hampson
James P. Taylor
Mark Benham
Boris Wertz
Paul W. Morrison

(2)           To ratify the appointment of Davidson & Company LLP as the independent auditors for 2010; and

(3)           To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

Stockholders of record at the close of business on September 3, 2010 are entitled to notice of and to vote at the Annual Meeting and at any continuation or adjournment thereof.

All stockholders are cordially invited to attend the Annual Meeting in person.  Your vote is important.  Your shares can be voted at the Annual Meeting only if you are present in person or represented by proxy.  If you are not planning to attend the Annual Meeting, we urge you to authorize your proxy in advance using the GOLD proxy card.  You may complete your GOLD proxy card and authorize your vote by proxy over the internet (at www.investorvote.com/LIVC) or by telephone (at 1-800-652-VOTE (8683)).  If you complete your GOLD proxy card electronically over the internet or by telephone, you do not need to return a proxy card.  If you hold your shares beneficially in street name through a nominee, you should follow the instructions you receive from your nominee to vote these shares.

By Order of the Board of Directors

C. Geoffrey Hampson
Secretary

Vancouver, British Columbia
September [       ], 2010

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting To Be Held on October 12, 2010:  The Company’s Proxy Statement and Annual Report on Form 10-K for fiscal year 2010 are available electronically at www.edocumentview.com/LIVC.

780 Beatty Street, Suite 307
Vancouver, British Columbia V6B 2M1

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

To Be Held October 12, 2010

VOTING AND PROXY

This Proxy Statement and accompanying GOLD proxy card are furnished in connection with the solicitation of proxies by the Board of Directors of Live Current Media Inc., a Nevada corporation (referred to as “Live Current”, the “Company”, “we”, “our” or “us”), for use at our Annual Meeting of Stockholders to be held at the Golden Nugget Hotel, 129 East Fremont Street, Las Vegas, Nevada 89101 on Tuesday, October 12, 2010, at 2:00 p.m. Pacific time, and at any meeting following adjournment thereof.  The Notice of Annual Meeting, this Proxy Statement and the accompanying GOLD proxy card are being mailed to stockholders on or about September [       ], 2010.

We have received notice from David Jeffs that he intends to nominate seven individuals for election to the Board of Directors, including himself and John Da Costa, Carl Jackson, Susan Jeffs, Cameron Pan, Adam Rabiner and Amir Vahabzadeh.  Mr. Jeffs has filed a preliminary proxy statement nominating these individuals to the Board of Directors and soliciting proxies for the election of those individuals, to ratify the appointment of Davidson & Company LLP to serve as the company’s independent public accountants for the fiscal year ended December 31, 2010 and to consider such other business as may properly come before the Annual Meeting.

We urge you to discard any proxy materials and proxy cards that you may receive from Mr. Jeffs and to vote your shares for the election of the five directors listed in this Proxy Statement and on the GOLD proxy card.

Revocability of Proxy and Voting of Shares

Any stockholder giving a proxy has the power to revoke it at any time before it is exercised.  A proxy (including one supporting Mr. Jeffs’s proposals) may be revoked by filing an instrument of revocation or a duly executed proxy bearing a later date with the Company’s Secretary at our principal executive offices located at 780 Beatty Street, Suite 307, Vancouver, British Columbia V6B 2M1.  A proxy may also be revoked by attending the meeting and voting in person.  If it is not revoked, the proxy will be voted at the meeting in accordance with the stockholder’s instructions indicated on the proxy card.  If you sign and return the enclosed GOLD proxy card or vote by internet or by telephone, but do not give voting instructions, your shares will be voted in accordance with the recommendation of the Board of Directors FOR the approval of the two proposals and in accordance with the judgment of the proxy holders as to any other matter that may be properly brought before the meeting or any adjournments thereof.

Record Date, Voting Rights and Outstanding Shares

The Board of Directors has fixed September 3, 2010 as the record date (the “Record Date”) for determining holders of our common stock, $0.001 par value per share, who are entitled to vote at the meeting.  As of the Record Date, we had 30,392,316 shares of common stock outstanding and entitled to vote.  Each share of common stock entitles the record holder to one vote on each matter to be voted upon at the meeting.  A majority of the shares of common stock issued and outstanding and entitled to vote at the meeting will constitute a quorum at the meeting.  Votes withheld, abstentions and broker non-votes (which are shares held in “street name” by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares) will be counted for purposes of determining the presence or absence of a quorum for the transaction of business at the meeting.

When the GOLD proxy card is properly executed, dated and returned, the shares it represents will be voted in accordance with any directions noted on it.  Votes cast by proxy or in person at the Annual Meeting will be tabulated by the Inspector of Election, in conjunction with information received from our transfer agent.  The Inspector of Election will also determine whether or not a quorum is present.

Directors are elected by a plurality of the votes cast in the election, which means that the nominees with the highest votes will be elected.  In electing directors, no stockholder has cumulative voting rights.  Pursuant to Nevada law, any shares that are not voted, whether by abstention, broker non-vote or otherwise, will not affect the election of directors, except to the extent that the failure to vote for an individual will result in another individual receiving a larger proportion of the votes cast.  Pursuant to recent amendments to the New York Stock Exchange broker voting rules, brokers will not have the discretion to vote your shares on the election of directors.  Therefore, if your shares are held in street name and you do not submit voting instructions to your broker, your shares will not be counted in determining the outcome of the election of the director nominees at the Annual Meeting.

If you submit a GOLD proxy card but do not indicate how you want to vote, your shares will be voted “FOR” the election of each of the director nominees named on the GOLD proxy.  Proxies cannot be voted for a greater number of persons than the number of nominees named.

Other than the election of directors, the affirmative vote of the holders of a majority of the shares of common stock present at the meeting in person or by proxy and entitled to vote is required to approve all other proposals brought before the meeting.  An abstention will have the effect of a vote against the applicable proposal since it is one less vote for approval.  Broker non-votes as to these matters, will not be counted as votes in favor of such matters and will have no effect on the outcome of the vote on these proposals.

Solicitation

The cost of soliciting proxies, including expenses in connection with preparing and mailing this Proxy Statement, will be borne by us.  Copies of solicitation materials will be furnished to brokerage houses, nominees, fiduciaries and custodians to forward to beneficial owners of common stock held in their names.  We will reimburse brokerage firms and other persons representing beneficial owners of common stock for their reasonable expenses in forwarding solicitation materials to the owners.  In addition to original solicitation of proxies by mail, our directors, officers and other employees may, without additional compensation, solicit proxies by telephone, facsimile, e-mail or in person.

We have engaged Georgeson Inc. to assist with soliciting proxies and to provide related advisory services for a solicitation fee of approximately $[           ], plus reasonable expenses.  Georgeson Inc. will employ approximately [       ] persons in connection with its solicitation of proxies.  Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of common stock held in their names, and we ill reimburse them for their reasonable expenses.  The total cost of solicitation is expected to be $[            ], of which approximately $[            ] has been spent to date.

A stockholder’s shares can be voted at the Annual Meeting only if the stockholder is present in person or represented by proxy.  We urge any stockholders not planning to attend the Annual Meeting to authorize a GOLD proxy card in advance.  Stockholders may complete their GOLD proxy cards and authorize their votes by proxy over the internet (at www.investorvote.com/LIVC) or by telephone (at 1-800-652-VOTE (8683)).  Stockholders who complete their GOLD proxy cards electronically over the internet or by telephone do not need to return a proxy card.  Stockholders who hold their shares beneficially in street name through nominees should follow the instructions they receive from their nominees to vote these shares.

We will only deliver one Proxy Statement to multiple stockholders sharing an address unless we have received contrary instructions from one or more of the stockholders.  We will promptly deliver a separate copy of this Proxy Statement to a stockholder at a shared address to which a single copy of the document was delivered upon oral or written request to:

Live Current Media Inc.
Attn: Corporate Secretary
780 Beatty Street, Suite 307
Vancouver, British Columbia V6B 2M1
Telephone: (604) 453-4870
Facsimile: (604) 453-4871

PROPOSAL 1 – ELECTION OF DIRECTORS

The directors elected to our Board of Directors at the Annual Meeting will hold office for a term of one year or until their successors are elected.  The Board of Directors has nominated Mr. C. Geoffrey Hampson, Mr. James P. Taylor, Mr. Mark Benham, Dr. Boris Wertz and Paul W. Morrison.  We expect that these nominees will be available for election, but if they are not, your proxy will be voted for the election of other nominees to be designated by the Board of Directors to fill any vacancies.

Our Bylaws provide for seven directors.  At present, the Board of Directors consists of four members.  The five nominees listed below have been approved by the Board of Directors.  Information regarding the business experience of each nominee is provided below.  There are no family relationships among our executive officers and directors.  There is no arrangement or understanding between any of our directors and any other person pursuant to which any director was or is to be selected as a director.

C. Geoffrey Hampson

C. Geoffrey Hampson, 53, has been our Chief Executive Officer and a director and Chairman of the Board since June 2007, and our Principal Financial Officer and Principal Accounting Officer since January 2008 and our Secretary since July 2010.  Mr. Hampson has been the founder, president, and executive officer of many successful, start-up and operating companies over the last 25 years.  He was Chief Executive Officer, President and a director of Peer 1 Network Enterprises, Inc., a publicly traded North American provider of internet infrastructure services, from September 2000 to January 2006.  He has been the Chief Executive Officer of Corelink Data Centers, LLC since November 2007 and the Chief Executive Officer and a co-owner of Techvibes Media Inc., a local market technology resource website and blog, since March 2007.  Mr. Hampson has been Chairman and Chief Executive Officer of Fibrox Technology Ltd., a manufacturer of high quality mineral fibre for the automotive, acoustical and insulation markets, since 1995.  Mr. Hampson sits on the boards of directors of several companies, including Corelink Data Centers, LLC, a private company, Cricket Capital Corp., a company listed on the TSX Venture market, Techvibes Media Inc., a private company, and Stronghold Metals Inc., a company listed on the TSX Venture market.  Mr. Hampson was previously a director of Pacific Rodera Energy Inc., a company listed on the TSX Venture market.  Until July 29, 2010, Mr. Hampson devoted between 120 and 150 hours per month to our business.  His salary was reduced to CDN$1 per year effective as of July 23, 2010, and he currently devotes approximately 40 to 60 hours per month to our business.  Mr. Hampson has extensive experience with technology-based companies, both as a founder and operator.  He has an in-depth knowledge of our business, strategy and management team, all of which qualify him to be a director.

James P. Taylor

James P. Taylor, 54, has been a director since July 2007 and is the Chair of the Audit Committee.  From April 2008 until January 2010, he served as the Chief Financial Officer of Corelink Data Centers, LLC.  From April 2007 to December 2007, he was the Chief Financial Officer of Lakewood Engineering and Manufacturing.  From May 2006 to April 2007, he was engaged as a financing and management consultant for various companies.  From February 2002 to April 2006, Mr. Taylor served as the Chief Financial Officer for Peer 1 Network Enterprises, Inc., a publicly traded North American provider of internet infrastructure services.  While at Peer 1, he was responsible for financial and administrative operations and led the development of annual and strategic business plans and financial models.  From 2001 to 2002, Mr. Taylor served as Chief Operating Officer and Chief Financial Officer of Chicago Aerosol, LLC.  Mr. Taylor is a member of the Society of Competitive Intelligence.  Mr. Taylor is a graduate of Indiana University where he obtained a Bachelor of Science degree in Finance and Accounting.  He earned his MBA from DePaul University where he focused his studies on International Business and Corporate Finance.  Mr. Taylor has over 20 years of experience in corporate management, finance and planning, as well as in-depth experience with corporate financial and administrative operations, all of which qualify him to be a director.

Mark Benham

Mark Benham, 59, has been a director since September 2007 and is a member of the Audit Committee.  Mr. Benham has over fifteen years of experience in private equity and investment banking.  Since 1994, Mr. Benham has been a partner at Celerity Partners, a private equity fund based in California.  Mr. Benham currently sits on the boards of directors of several private companies, including Oncore Manufacturing Services, Pinnacle Treatment Centers, Inc., Trigemina, Inc. and Ascension Insurance.  Until resigning in 2009, he sat on the boards of directors of O Premium Waters, a private company, Portal Group Holdings, Inc., a private company, Verari Systems, Inc., a private company, and Peer 1 Network Enterprises, Inc., a publicly traded North American provider of internet infrastructure services.  Mr. Benham holds a B.A. in English from the University of California, Berkeley, and an M.A. and M.B.A. from the University of Chicago.  Mr. Benham has extensive experience with technology-based companies in the context of his investment banking experience, which qualifies him to be a director.

Boris Wertz

Boris Wertz, 37, was appointed as a director in March 2008.  Dr. Wertz has an established career of strategic management and operational experience in the area of consumer internet use.  From February 2008 to March 2010, he served as CEO of Nexopia, a popular social networking utility for Canadian youth.  From November 2007 to the present, he has served as CEO of W Media Ventures, a Vancouver-based angel fund that focuses on consumer internet investments. From 2003 to 2008, Dr. Wertz was the Chief Operating Officer of AbeBooks.com, an online marketplace for books, which was sold to Amazon.com in 2008.  He also served as a director of AbeBooks.com from November 2003 to November 2008.  He currently serves on the board of directors of a number of privately held companies, including Yapta Inc., Suite 101, Inc., Indochino.com, TeamPages, Techvibes Media Inc. and Nexopia.com.  Dr. Wertz completed his Ph. D., as well as his graduate studies, at the Graduate School of Management (WHU), Koblenz, majoring in Business Economics and Business Management.  Dr. Wertz’s experience in the area of consumer internet use, his experience as a director of other corporations, and his experience with other online businesses qualify him to act as a director.

Paul W. Morrison

Mr. Morrison, 44, was appointed our President and Chief Operating Officer in July 2010.  Previously, he was one of the founders of OmniReliant Holdings in October 2006 and was later appointed as the Chief Executive Officer and a director, positions he held until January 2010.  OmniReliant Holdings builds successful brands by leveraging television and multi-channel digital marketing, media assets and e-commerce properties.  From September 2005 to October 2006, Mr. Morrison was the Chief Operating Officer of WG Products Inc., where he oversaw contract fulfillment operations for companies such as Liz Claiborne Cosmetics.  During that time, he implemented a warehousing and distribution model and a move into a new facility that resulted in a doubling of sales and a more sustainable business.  From October 2002 to March 2005, Mr. Morrison was the Operational Manager of Wyeth Pharmaceuticals, where he oversaw production of the Prevnar Vaccine division.  Mr. Morrison graduated from Rutgers University with a bachelor of science degree in Business Management.  He also served in the United States Air Force.  Mr. Morrison has an in-depth knowledge of our business, strategy and management team, as well as operational and brand-building experience, which qualify him to serve as a director.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU USE THE GOLD PROXY CARD TO VOTE “FOR” THE ELECTION OF EACH DIRECTOR NOMINEE

CORPORATE GOVERNANCE

Involvement in Certain Legal Proceedings

We have been served with a complaint that was filed on May 14, 2010 in the Circuit Court of Cook County, Illinois County Department, Chancery Division.  The case is titled David Jeffs and Richard Jeffs, derivatively on behalf of Live Current Media, Inc. (plaintiffs) vs. C. Geoffrey Hampson, James Taylor, Mark Benham and Boris Wertz (defendants) and Live Current Media, Inc. (nominal defendant).  The plaintiffs allege, among other matters, that the members of the current Board of Directors breached their fiduciary duties of loyalty, trust, good faith and due care by failing to properly supervise Mr. Hampson and that Mr. Hampson breached his fiduciary duties and his employment agreement by failing to devote the time necessary to manage our business and failing to disclose to the members of the former Board of Directors his activities relating to other businesses. The plaintiffs have asked the Court for compensatory damages of no less than $50 million, punitive damages and attorney’s fees and costs of bringing the action.  We are vigorously defending this action.

On June 17, 2010, four stockholders commenced a legal action against us in the Second Judicial District Court of the State of Nevada to require us to schedule a special meeting in August or September 2010 to elect directors.  We vigorously opposed the request on the basis that no special meeting was necessary given that we had announced that an annual meeting would be held on October 12, 2010.  On August 26, 2010, the four stockholders withdrew their request, and the Company and the four stockholders agreed that (1) the annual stockholders meeting would be held on October 12, 2010, as previously announced, and the record date for the annual meeting would be September 3, 2010; (2) the parties would comply in all material respects with the applicable rules of the Securities Exchange Commission; (3) Computershare would be appointed as an independent Inspector of Elections; and (4) the Nevada court would retain jurisdiction to resolve any disputes over election results. The stockholders did not request, and the order of the Nevada court did not award the stockholders, any damages or fees.

Independence

We currently have three directors, Mr. Mark Benham, Mr. James P. Taylor, and Dr. Boris Wertz, who are independent directors as that term is defined under the rules of the NASDAQ Capital Market.

Board Leadership Structure and Role in Risk Oversight

C. Geoffrey Hampson serves as our Chief Executive Officer and as Chairman of the Board of Directors.  We believe that, at this stage of our business, it is appropriate to have one person serve in both capacities since the challenges we face – obtaining financing and developing our business – will be most efficiently dealt with by having one person who is familiar with both the day-to-day operational aspects and the long-term strategic goals of our business.

The Board is charged with oversight of and safeguarding the assets of our company, with maintaining appropriate financial and other controls, and with ensuring that the business is conducted in compliance with applicable laws and regulations.  Included in these responsibilities is the Board’s oversight of the various risks facing Live Current.  In this regard, the Board seeks to understand and oversee critical business risks, including financial, competitive and operational risks.  While the Board oversees risk management, management is charged with managing risk and communicating with the Board regarding risks.  Management communicates routinely with the Board and individual directors on significant risks and how they are being managed.  Directors are free to communicate directly with senior management.  The Board implements its risk oversight function as a whole, but may in the future delegate this oversight function to various committees.

Communications with Members of our Board of Directors

The Board of Directors has not established a formal process for stockholders to send communications to its members.  Any stockholder may send a communication to any member of the Board of Directors in care of the address on the cover of this Proxy Statement.

If a communication is sent to our address, we will forward it to the appropriate Board member or members.  If the stockholder would like the communication to be confidential, it should be so marked.

Meetings of the Board of Directors and Audit Committee

There were 17 meetings of the Board of Directors during the 2009 fiscal year.  These meetings were attended by all the directors.  In addition, there were 9 meetings of the Audit Committee, and each Audit Committee member attended all of these meetings.

We have no policy with regard to the attendance by Board members at our annual meetings.  Three of our four directors attended our last annual meeting, which was held on May 27, 2008.

Director Nomination Process

Our full Board is responsible for identifying and nominating director candidates and determines the membership and constitution of the Board and Audit Committee and their roles in overseeing our affairs.  We do not currently have a standing Nominating and Governance Committee.

While the Board does not have a separate written policy with regard to the consideration of director candidates recommended by stockholders, it does not expect to use different standards to evaluate nominees whether they are proposed by our directors and management or by our stockholders.  There have been no material changes to the procedures by which stockholders may recommend nominees to our Board of Directors.

The Board of Directors has not established specific minimum qualifications each candidate for director must meet.  Instead, the Board seeks to achieve a balance of knowledge and experience on our Board.  The Board seeks nominees with an understanding of our business, diversity of business experience and expertise, a high level of education, broad-based business acumen, and the ability to think strategically.  The Board does not a have separate policy with regard to the consideration of diversity in identifying director nominees.  A candidate for director must agree to abide by our Code of Ethics.

The nomination of our director candidates was approved by our full Board.  Each nominee to our Board of Directors expressed a willingness to serve during the next year and, based on a review of his qualifications, was deemed to be a suitable candidate for nomination.

Compensation Matters

Our Board has strategic and administrative responsibility for compensation matters, and we do not currently have a standing Compensation Committee.  In making its decisions, the Board strives to ensure that the Chief Executive Officer, other executives and key management are compensated effectively in a manner consistent with our compensation strategy and competitive practice.

The Board is responsible for our compensation policies and practices.  After discussing compensation related matters with, and receiving the recommendations of, the Chief Executive Officer, the Board determines the annual salaries and other compensation for our executive officers (other than the Chief Executive Officer), as well as for our non-management employees.  The compensation of our Chief Executive Officer is determined by Mr. Benham, after discussions with the Chief Executive Officer, and ratified by our non-employee directors.

Audit Committee and Audit Committee Financial Expert

Our Board of Directors has formed an Audit Committee, which currently consists of two independent directors – James P. Taylor, who serves as Chair, and Mark Benham.  The Audit Committee is governed by a charter, which specifies the Committee’s responsibilities and is available on our website at: www.livecurrentmedia.com.  We believe Mr. Taylor and Mr. Benham are “audit committee financial experts” as that term is defined under Securities and Exchange Commission regulations.

The Audit Committee assists the Board of Directors in its oversight of the quality and integrity of our accounting, auditing, and reporting practices.  The Audit Committee’s role includes overseeing the work of our internal accounting process and financial reporting and auditing process, discussing with management our processes to manage business and financial risk, and overseeing compliance with significant applicable legal, ethical, and regulatory requirements.  The Audit Committee is responsible for the appointment, compensation, retention, and oversight of the independent auditor engaged to prepare or issue audit reports on our financial statements and internal control over financial reporting.  The Audit Committee relies on the expertise and knowledge of management and the independent auditor in carrying out its oversight responsibilities.

Audit Committee Report

The Audit Committee has:

●	reviewed and discussed our audited financial statements with management;

●
discussed with our independent auditors the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T;

●
received the written disclosures and the letter from our independent accountant required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with the independent accountant the independent accountant’s independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the last fiscal year.

James P. Taylor
Mark Benham

PROPOSAL 2 –RATIFICATION OF DAVIDSON & COMPANY LLP AS
OUR INDEPENDENT PUBLIC ACCOUNTANT FOR 2010

Although we are not required to do so, the Board of Directors requests that the stockholders ratify its selection of Davidson & Company LLP (“Davidson”) as our independent public accountant for the current fiscal year.  If the stockholders do not ratify the selection of Davidson, the Audit Committee of the Board of Directors will investigate the reasons for the stockholders’ rejection and reconsider the appointment.  Representatives of Davidson are not expected to be present at the meeting.

Changes in Independent Public Accountant

On December 16, 2009, Ernst & Young LLP (“E&Y”) was dismissed as our independent registered public accounting firm.  This action was approved by the Audit Committee of the Board of Directors.

The reports of E&Y on the Company’s consolidated financial statements for the fiscal years ended December 31, 2008 and December 31, 2007 did not contain any adverse opinion or a disclaimer of opinion, however the report issued on the financial statements for the year ended December 31, 2008 was modified as to our ability to continue as a going concern.

During the Company’s fiscal years ended December 31, 2008 and December 31, 2007 and through December 16, 2009, there were no disagreements with E&Y on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of E&Y, would have caused it to make reference thereto in its reports on the Company’s financial statements for such fiscal years.

During the Company’s fiscal years ended December 2008 and 2007 and through December 16, 2009, there were two “reportable events” (the “Reportable Events”) as described in Item 304(a)(1)(v) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  The Reportable Events were as follows:

(1)           As disclosed in our 2008 Annual Report on Form 10-K, as amended and filed with the Securities and Exchange Commission on September 14, 2009, our control environment did not sufficiently promote effective internal control over financial reporting throughout the organization because we did not have an appropriate level of technical knowledge, experience and training in the accounting for business combinations, stock-based compensation, deferred income taxes and financial statement disclosure.

(2)           As we disclosed in the Current Report on Form 8-K that we filed with the Securities and Exchange Commission on June 24, 2009 and amended on July 20, 2009, on June 18, 2009 the Company was advised by E&Y that the audit opinion dated March 24, 2009 on the Company’s December 31, 2008 and 2007 consolidated financial statements could no longer be relied upon because of errors in our financial statements for the periods ended September 30, 2008, December 31, 2008 and March 31, 2009.  These errors included errors in valuing and classifying warrants issued in connection with a financing, recording the appropriate expense related to the issuance of common stock made in exchange for services, and appropriately accruing as a liability and recording bonus compensation.

On December 18, 2009, Davidson was engaged as our independent registered public accounting firm.  The engagement of Davidson was approved by the Audit Committee of the Board of Directors.  During the Company’s fiscal years ended December 31, 2008 and December 31, 2007 and through December 18, 2009, we did not consult with Davidson regarding any of the matters or events set forth in Item 304(a)(2)(i) or Item 304(a)(2)(ii) of Regulation S-K.

Effective January 24, 2008, Dale Matheson Carr-Hilton LaBonte LLP (“Dale Matheson”) was dismissed as our certifying independent public accountant engaged to audit our consolidated financial statements.  Dale Matheson audited our financial statements for the fiscal years ended December 31, 2006 and 2005, and it reviewed our unaudited financial statements for the fiscal quarters ended March 31, 2007, June 30, 2007, and September 30, 2007.  The report of Dale Matheson on our consolidated financial statements for the fiscal years ended December 31, 2006 and 2005 did not contain an adverse opinion, or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope, or accounting principles, except for an explanatory paragraph in our Form 10-KSB for the year ended December 31, 2006 as filed with the Securities and Exchange Commission on April 2, 2007, which provides that subsequent to the issuance of our 2005 consolidated financial statements and Dale Matheson’s initial report dated March 24, 2006, management discovered facts that existed at the date of the report, related to certain equity transactions, which resulted in a restatement of certain information in the 2005 consolidated financial statements.

During the 2005 and 2006 fiscal years and the subsequent interim period through the date of dismissal of Dale Matheson, there were no disagreements with Dale Matheson on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Dale Matheson would have caused Dale Matheson to make reference to the subject matter of the disagreement in connection with their report, nor were there any “reportable events” as described in regulations promulgated under the Exchange Act.

Effective January 24, 2008, we engaged E&Y to serve as our new independent certifying public accountant to audit our financial statements beginning with the fiscal year ended December 31, 2007.

Prior to engaging E&Y, we had not consulted E&Y regarding the application of accounting principles to a specified transaction, completed or proposed, the type of audit opinion that might be rendered on our financial statements or a reportable event, nor did we consult with E&Y regarding any disagreements with our prior auditors on any matter, scope or procedure, which disagreements, if not resolved to the satisfaction of the prior auditor, would have caused it to make a reference to the subject matter of the disagreements in connection with its reports.

The dismissal of Dale Matheson as our certifying independent public accountant and the engagement of E&Y as our new certifying independent public accountant were both approved by our Board of Directors on January 24, 2008.

Disclosure of Fees Billed by our Independent Public Accountant

(1) Audit Fees

The aggregate fees billed for each of the last two fiscal years for professional services rendered by our principal accountant for the audit of annual financial statements and for review of financial statements included in our quarterly reports or for services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements for those fiscal years were:

2009:  $96,900 – Davidson
2009:  $64,500 – E&Y
2008 (restated):  $200,400 – E&Y

(2) Tax Fees

The aggregate fees billed in each of the last two fiscal years for professional services rendered by the principal accountant for tax compliance, tax advice, and tax planning were:

2009:  $0 – Davidson
2009:  $14,300 – E&Y
2008 (restated):  $72,000 – E&Y

(3) All Other Fees

The aggregate fees billed in each of the last two fiscal years for the products and services provided by the principal accountant, other than the services reported in paragraphs (1) and (2), were:

2009:  $0 – Davidson
2009:  $37,500 – E&Y
2008 (restated):  $3,000 – E&Y

For 2009, this amount included fees associated with our repricing of options outstanding under our 2007 Stock Incentive Plan and responding to Securities and Exchange Commission comment letters.  For 2008, this amount represents fees related to our merger activity.

Pre-Approval of Non-Audit Services

All audit, tax and other services performed by our independent public accountant are approved in advance by our Audit Committee.  Specifically defined audit and non-audit services are pre-approved, and our Audit Committee must approve any service that has not been previously pre-approved before the independent public accountant is engaged to perform it.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU USE THE GOLD PROXY CARD TO VOTE “FOR” THE RATIFICATION OF DAVIDSON & COMPANY LLP AS OUR INDEPENDENT PUBLIC ACCOUNTANT FOR 2010

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

The following table sets forth certain information, as of September 3, 2010, with respect to the holdings of each director, each director nominee, and each executive officer named in the Summary Compensation Table below, as well as all of our current directors and executive officers as a group.  Other than as listed below, we are not aware of any other beneficial owner of more than 5% of our common stock.

Beneficial ownership of the common stock is determined in accordance with the rules of the Securities and Exchange Commission and includes any shares of common stock over which a person exercises sole or shared voting or investment powers, or of which a person has a right to acquire ownership at any time within 60 days of September 3, 2010.  Subject to applicable community property laws, we believe that the persons named in this table have sole voting and investment power with respect to all shares of common stock held by them.  Applicable percentage ownership is based on 30,392,316  shares of common stock outstanding as of September 3, 2010 plus, for each individual, any securities that individual has the right to acquire within 60 days of September 3, 2010.

Name and Address(1)	Shares Owned	Right to Acquire Within 60 Days	Shares Beneficially Owned	Percent of Class
C. Geoffrey Hampson, Chairman of the Board, Chief Executive Officer and Chief Financial Officer	3,074,475	2,195,000	5,269,475	16.2%
Mark Benham, Director	50,000	100,000	150,000	*
James P. Taylor, Director	110,000	200,000	310,000	1.0%
Boris Wertz, Director	100,000	100,000	200,000	*
Paul W. Morrison, President and Chief Operating Officer, Director Nominee	500,000	500,000	1,000,000	3.2%
Mark Melville, Former President and Chief Corporate Development Officer	469,982	53,846	523,828	1.7%
Jonathan Ehrlich, Former President and Chief Operations Officer	268,161	38,460	306,621	1.0%
All directors and officers as a group (5 persons)(2)	3,834,475	3,095,000	6,929,475	20.7%

*	Less than 1%.

(1)	The address of each beneficial owner is c/o Live Current Media Inc., 780 Beatty Street, Suite 307, Vancouver, BC, V6B 2M1, Canada.

(2)	Includes all current directors and executive officers as of September 3, 2010.

COMPENSATION OF DIRECTORS

We have granted stock options to our non-employee directors pursuant to our 2007 Stock Incentive Plan.  These options have a term of five years and are subject to vesting as follows: (i) the right to purchase 33,333 shares vests on the first anniversary of the stock option agreement and (ii) thereafter the right to purchase 8,333 shares vests after each successive three-month period.  As part of the reduction in the exercise price of all options granted from the 2007 Stock Incentive Plan, the exercise price of the options granted to our non-employee directors was reduced to $0.65 per share on March 25, 2009.  The Company valued these options using the Black-Scholes option price model using the following assumptions: no dividend yield; expected volatility rate of 73.39%; risk free interest rate of 1.65% and an expected life of 3.375 years resulting in a value of $1.40 per option.

The following chart reflects all compensation awarded to, earned by or paid to our non-employee directors below for the fiscal year ended December 31, 2009.  Mr. Hampson does not, and if elected Mr. Morrison will not, receive compensation for his service as a director.

Name	Fees Earned or Paid in Cash	Stock Awards	Option Awards(1)	Non-Equity Incentive Plan Compensation	Nonqualified Deferred Compensation Earnings	All Other Compen- sation	Total
James P. Taylor	–	–	$56,890	–	–	–	$56,890
Mark Benham	–	–	$55,821	–	–	–	$55,821
Boris Wertz	–	–	$49,079	–	–	–	$49,079

(1)
On March 25, 2009, the Board of Directors approved a reduction of the exercise price of stock option grants made prior to this date. As a result, all grants issued prior to March 25, 2009 currently have an exercise price of $0.65 per share.  The amount in the table is the fair value of the options as of the repricing date.  As of December 31, 2009, each director had an option to purchase 100,000 shares of our common stock.  No director had stock awards outstanding as of that date.

BENEFICIAL OWNERSHIP SECTION 16(a) REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, executive officers and persons who own more than 10% of our common stock to file reports of ownership and changes in ownership of our common stock with the Securities and Exchange Commission.  Directors, executive officers and persons who own more than 10% of our common stock are required by Securities and Exchange Commission regulations to furnish to us copies of all Section 16(a) forms they file.

To our knowledge, based solely upon review of the copies of such reports received or written representations from our officers and directors, we believe that during our 2009 fiscal year our directors, executive officers and persons who own more than 10% of our common stock complied with all Section 16(a) filing requirements with the exception of C. Geoffrey Hampson.  Mr. Hampson filed a Form 4 disclosing four purchase transactions on November 23, 2009 rather than on November 18, 2009 and a Form 4 disclosing four additional purchase transactions on November 24, 2009 rather than on November 23, 2009.

IDENTIFICATION OF EXECUTIVE OFFICERS

Mr. Hampson is our Chief Executive Officer, Chief Financial Officer and Secretary. Mr. Morrison is our President and Chief Operating Officer.  Their business experience is discussed above under Proposal 1 – Election of Directors.  At this time, the Company has no other executive officers.

EXECUTIVE COMPENSATION

The following table summarizes all compensation for the 2008 and 2009 fiscal years received by our Chief Executive Officer and our two most highly compensated executive officers who earned more than $100,000 during 2009.  All annual totals have been converted from Canadian dollars to U.S. dollars at the average 2009 foreign exchange rate of 0.8760 and a 2008 foreign exchange rate of 0.9371.

Summary Compensation Table

Name and Principal Position	Year	Salary	Bonus	Stock Awards	Option Awards	Non- Equity Incentive Plan Compen- sation	Non- qualified Deferred Compen- sation Earnings	All Other Compen- sation	Total
C. Geoffrey Hampson	2009	$112,232	–	–	$568,906	–	–	–	$681,138
Chief Executive Officer, Chairman of the Board, Principal Financial Officer, Principal Accounting Officer(1)	2008	285,320	–	–	515,255	–	–	–	800,575
Mark Melville	2009	$220,549	$87,601	–	$439,511	–	–	–	$747,661
Former President and Chief Corporate Development Officer(2)	2008	230,276	281,130	–	398,023	–	–	$35,844	945,273
Jonathan Ehrlich	2009	$235,624	$17,520	–	$135,359	–	–	$91,982	$480,485
Former Chief Operating Officer and President(3)	2008	258,612	–	–	615,871	–	–	49,198	923,681

(1)
We valued Mr. Hampson’s options using the Black-Scholes option pricing model using the following assumptions: no dividend yield; an expected volatility rate of 118.02%; a risk-free interest rate of 3.97% and an expected life of 3.375 years, resulting in a value of $1.61 per option granted.

(2)
Mr. Melville ceased to be an executive officer of the Company on July 27, 2010.  We valued Mr. Melville’s options using the Black-Scholes option pricing model using the following assumptions: no dividend yield; an expected volatility rate of 75.66%; a risk-free interest rate of 3.07% and an expected life of 3.375 years, resulting in a value of $1.26 per option granted.

(3)
Mr. Ehrlich ceased to be an executive officer of the Company on January 31, 2009.  We valued Mr. Ehrlich’s options using the Black-Scholes option pricing model using the following assumptions: no dividend yield; an expected volatility rate of 118.02%; a risk-free interest rate of 4.05% and an expected life of 3.375 years, resulting in a value of $1.45 per option granted.  For 2009, All Other Compensation consisted of $46,429 of severance in the form of salary continuation and $45,553 in rent paid on Mr. Ehrlich’s behalf.

There are no plans that provide for the payment of retirement benefits, or benefits that will be paid primarily following retirement, including but not limited to tax-qualified defined benefit plans, supplemental executive retirement plans, tax-qualified defined contribution plans and nonqualified defined contribution plans.

Other than as discussed below, there are no contracts, agreements, plans or arrangements, written or unwritten, that provide for payment to a named executive officer at, following, or in connection with the resignation, retirement or other termination of a named executive officer, or a change in control of our company or a change in the named executive officer’s responsibilities following a change in control.

Severance Agreements

Jonathan Ehrlich

On February 4, 2009, Jonathan Ehrlich resigned as our President and Chief Operating Officer, effective January 31, 2009.  Pursuant to the terms and conditions of an employment severance agreement dated February 4, 2009 between us and Mr. Ehrlich, we agreed to pay CDN$600,000 to Mr. Ehrlich, which consists of a severance allowance in the amount of CDN$298,000 and an accrued special bonus in the amount of CDN$250,000, less any and all applicable government withholdings and deductions, as well as other benefits in the amount of CDN$52,000.  The severance allowance and other benefits were to be paid over a period of 12 months.  The accrued special bonus had become due on October 1, 2008 and was expensed in the fourth quarter of the 2008 fiscal year.  The other benefits were owing to Mr. Ehrlich before his resignation.  The payment of the net amount of the accrued special bonus was to be converted to equity and paid in restricted shares of our common stock over a period of 12 months.  The number of shares of common stock to be issued for each payment was to be computed using the closing price of the common stock on the 15th day of each month or, in the event that the 15th day is not a trading day, on the trading day immediately before the 15th day of the month.

On June 2, 2009, the employment severance agreement with Mr. Ehrlich was amended.  As a result of this amendment, we were permitted to pay the remaining severance amounts owed to Mr. Ehrlich over a period of 10 months rather than 5 months, and Mr. Ehrlich agreed to defer until December 31, 2009 the payment of the accrued special bonus.  As of September 1, 2009, we were relieved from the payment of certain expenses that we had agreed to make on Mr. Ehrlich’s behalf and from the obligation to pay relocation expenses to Mr. Ehrlich.

On November 13, 2009, we entered into a second amendment to the employment severance agreement with Mr. Ehrlich.  Pursuant to the second amendment, the severance allowance remaining to be paid and all additional benefits owed to Mr. Ehrlich as of November 16, 2009 in the gross amount of CDN$109,375 were paid in a lump sum payment less all applicable withholdings rather than over a period of 10 months.  Furthermore, Mr. Ehrlich agreed to waive all of the net monthly equity payments that we are obliged to pay him under the initial employment severance agreement and accepted CDN$20,000 cash, less all applicable withholdings, in lieu thereof.

Mark Melville

On June 14, 2010, Mr. Mark Melville, our President and Chief Corporate Development Officer, tendered a resignation terminating his employment effective October 1, 2010.  Subsequently, Mr. Melville decided to resign from his position as President and Chief Corporate Development Officer effective July 27, 2010, the date that Mr. Morrison became our President and Chief Operating Officer.  On June 16, 2010, we signed a Settlement Agreement and Release (the “Melville Agreement”) with Mr.  Melville.  Under the Melville Agreement, Mr. Melville’s employment with us was to end on September 30, 2010.  Pursuant to the Melville Agreement, in exchange for the sum of $100 we received a release of our obligations under the employment agreement dated November 9, 2007 (except as described below) and any and all claims Mr. Melville may have had related to his employment.  We agreed to pay to Mr. Melville the sum of CDN$200,000 representing bonuses, each in the amount of CDN$100,000, that were due and payable on January 1, 2009 and January 1, 2010.  Of this amount, CDN$75,000, less statutory deductions, was to be paid with 416,136 shares of our restricted common stock, with the balance paid over a period of six months in equal installments of CDN$20,833.33.  We also agreed to pay Mr. Melville’s accrued vacation pay through September 30, 2010 and to continue the payment of Mr. Melville’s statutory and discretionary medical and dental benefits.  Statutory benefits will be continued until September 30, 2010.  Discretionary benefits will be paid until the earlier of the date that we cease providing such benefits to all of our employees or September 30, 2010.  As of the date of the Melville Agreement, Mr. Melville also relinquished his right to any stock options, vested or not vested, granted to him through our 2007 Stock Incentive Plan.

Employment Agreements

C. Geoffrey Hampson

We entered into an employment agreement with C. Geoffrey Hampson on May 31, 2007.  Pursuant to the employment agreement, Mr. Hampson is to serve as our Chief Executive Officer for a term of five years effective June 1, 2007, subject to certain termination rights on the part of Live Current and Mr. Hampson.  The employment agreement provides that Mr. Hampson will receive an annual base salary of CDN$300,000, subject to annual review, as well as a bonus of up to 60% of base salary as determined by the Board of Directors.  The employment agreement also entitles him to participate in the health, dental and other benefits or policies available to personnel with commensurate duties.  In connection with the employment agreement, on September 11, 2007 we granted to Mr. Hampson a stock option to purchase up to 1,000,000 shares of our common stock at an exercise price of $2.50 per share.  The option vests over the term of the employment agreement as follows: (i) 333,333 shares were exercisable on September 11, 2008 and (ii) thereafter the right to purchase 83,333 shares vests after each successive three-month period until the entire option has vested.  Unless earlier terminated, the option will expire on September 11, 2012.  The stock option was granted pursuant to our 2007 Stock Incentive Plan.  As part of the reduction in the exercise price of all options granted from the 2007 Stock Incentive Plan, the exercise price of the option granted to Mr. Hampson was reduced to $0.65 on March 25, 2009.

On June 1, 2007, the Board of Directors appointed Mr. Hampson as a director and Chairman of the Board.

On November 10, 2009, we entered into a first amendment with Mr. Hampson to the employment agreement.  The amendment had an effective date of October 1, 2009.  Pursuant to the amendment, Mr. Hampson’s annual salary was reduced from CDN$300,000 to CDN$120,000 as of February 1, 2009.  The portion of Mr. Hampson’s salary that was deferred during the period beginning on February 1, 2009 and ending on September 30, 2009 in the amount of CDN$80,000, less any amounts as are required by law to be withheld, was to be converted to equity and paid in restricted shares of our common stock.  The number of shares of common stock to be issued was to be computed using the closing price of the common stock on December 1, 2009.

The amendment also added the following language to the definition of “change of control of the Company”: (a) if the incumbent Board of Directors (the “Incumbent Board”) ceases to constitute a majority of the Company’s Board of Directors for any reason(s) other than (i) the voluntary resignation of one or more Board members; (ii) the refusal by one or more Board members to stand for election to the Board; and/or (iii) the removal of one or more Board members for good cause; provided, however, (1) that if the nomination or election of any new director of the Company was approved by a vote of at least a majority of the Incumbent Board, such new director shall be deemed a member of the Incumbent Board; and (2) that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office (A) as a result of either an actual or threatened director election contest wherein a person or group of persons opposed a solicitation made by the Company with respect to the election or removal of directors at any annual or special meeting of the Company’s stockholders, or (B) as a result of a solicitation of proxies or consents by or on behalf of any person other than the Company or its designated representatives (a “Proxy Contest”), or (C) as a result of any agreement intended to avoid or settle any director election contest or Proxy Contest; (b) any cancellation or nonrenewal of the Company’s directors and officers insurance coverage without the approval of Mr. Hampson or the majority of the Incumbent Board; or (c) as a result of a successful tender offer.

The amendment also includes a provision that allows any bonus paid to Mr. Hampson to be paid in common stock, in cash or in a combination of cash and common stock.  The entitlement to, amount and form of bonus remuneration must be determined and approved by the Board of Directors in its sole discretion.

On December 28, 2009, we entered into a second amendment to Mr. Hampson’s employment agreement.  Pursuant to the second amendment, the salary that had been deferred was, instead, reduced by CDN$8,000 and the balance was paid in cash to Mr. Hampson.

On July 29, 2010, we executed the third amendment to the employment agreement we entered into with Mr. Hampson.  Pursuant to the third amendment, Mr. Hampson’s annual salary was reduced from CDN$120,000 per year to CDN$1 per year as of July 23, 2010.

Paul W. Morrison

Mr. Morrison currently has a one-year employment agreement with us that was effective as of July 23, 2010, but was entered into on July 27, 2010.  Pursuant to that agreement, Mr. Morrison serves as our President and Chief Operating Officer and receives an annual salary of $130,000.  Beginning August 1, 2011, Mr. Morrison will receive an annual cost of living increase, provided the term of the agreement is extended.  If approved by the Board of Directors and in its discretion, Mr. Morrison may also receive a cash bonus equal to 50% of his annual salary.  We granted an option to Mr. Morrison to purchase 1,000,000 shares of our common stock.  The right to purchase 333,334 shares vests on the first anniversary of the date of the agreement and thereafter, subject to the renewal of the agreement at the end of the term, the right to purchase 83,333 shares will vest on the last day of each successive three-month period.  If Mr. Morrison is terminated without cause or dies or the agreement is not renewed for at least one subsequent one-year term, all unexercised options that would have vested in the twelve-month period immediately following the termination without cause or non-renewal will become exercisable.  The option has a term of five years.  Mr. Morrison will also be granted a number of shares of common stock in Perfume.com Inc. that on a fully diluted basis will be equal to 5% of the outstanding shares.  We agreed to provide to Mr. Morrison benefits comparable to the benefits we provide from time to time to our management and other employees.  We have also agreed to pay the costs of continuing Mr. Morrison’s health insurance coverage at group rates under COBRA until we can provide him with health insurance coverage.  We have agreed that in the event Mr. Morrison is made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by us against Mr. Morrison), by reason of the fact that Mr. Morrison is or was serving at our request as a director, officer, employee, or agent or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, we must indemnify Mr. Morrison against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by Mr. Morrison in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and with respect to any criminal action or proceeding had no reasonable belief that his conduct was unlawful.  If we terminate the agreement without cause, we have agreed to pay to Mr. Morrison the lesser of six months’ salary or the salary payable until the end of the term of the agreement and, if a bonus has been declared by the Board of Directors, the bonus amount.  In the event of a change of control, Mr. Morrison may resign his employment by giving us written notice within 60 days following the date of occurrence of the change of control.  In that event, Mr. Morrison will be deemed to have been terminated without cause.  If Mr. Morrison’s employment is terminated due to his disability, he will also be deemed to be terminated without cause, although any compensation paid to him will be reduced by the amount of disability benefits paid to Mr. Morrison through any policy paid for by us.  Mr. Morrison has agreed, following the termination of his employment, not to accept employment with a company that sells perfume over the internet for a period of 12 months.

Jonathan Ehrlich

We entered into an employment agreement with Jonathan Ehrlich on September 11, 2007.  Pursuant to the employment agreement, Mr. Ehrlich was to serve as the Chief Operating Officer and President of Live Current for a term of five years effective October 1, 2007, subject to certain early termination rights on the part of Live Current and Mr. Ehrlich.  The employment agreement provided that Mr. Ehrlich was to receive an annual base salary of CDN$275,000, subject to annual review by the Chief Executive Officer and the Board, as well as a bonus of up to 50% of his base salary, to be determined by the Board in its sole discretion.  He also was paid a signing bonus of CDN$200,000 upon his start date and was to be paid bonuses of CDN$250,000 on October 1, 2009 and October 1, 2010 unless earlier terminated.  The employment agreement also entitled Mr. Ehrlich to participate in the health and dental and other benefits or policies available to personnel with commensurate duties.  In connection with the employment agreement, on September 8, 2007, Live Current granted a stock option to Mr. Ehrlich to purchase up to 1,500,000 shares of common stock at an exercise price of $2.04 per share.  The option was to vest over the term of the employment agreement as follows: (i) 500,000 shares were exercisable on October 1, 2008 and (ii) the right to purchase 125,000 shares vested on the last day of each successive three-month period thereafter until the entire option vested.  Unless earlier terminated, the option would expire on October 1, 2012.  The stock option was granted pursuant to our 2007 Stock Incentive Plan.  Mr. Ehrlich resigned as our Chief Operating Officer and President on February 4, 2009.

Mark Melville

We entered into an employment agreement with Mark Melville on November 9, 2007.  Pursuant to the employment agreement, Mr. Melville served as our Chief Corporate Development Officer for a term of five years effective January 1, 2008, subject to certain early termination rights on the part of Live Current and Mr. Melville.  The employment agreement provided that Mr. Melville would receive an annual base salary of CDN$250,000, beginning January 1, 2008, subject to annual review by the Chief Executive Officer and the Board, as well as a bonus of up to 50% of his base salary, to be determined by the Board in its sole discretion.  He also was paid a signing bonus of CDN$300,000 on his start date and was to be paid two special bonuses of CDN$100,000 each on each of January 1, 2009 and January 1, 2010.  The special bonuses were paid in accordance with the Settlement Agreement and Release described above.  The employment agreement also entitled Mr. Melville to participate in the health and dental and other benefits or policies available to personnel with commensurate duties.  In connection with the employment agreement, on January 1, 2008, we granted a stock option to Mr. Melville to purchase up to 1,000,000 shares of our common stock at an exercise price of $2.05 per share.  The option was to vest over the term of the employment agreement as follows: (i) the right to purchase 333,333 shares vested on January 1, 2009 and (ii) the right to purchase an additional 83,333 shares would vest on the last day of each successive three-month period thereafter, until the entire option had vested.  Unless earlier terminated, the option was to expire on January 1, 2013.  The stock option was granted pursuant to our 2007 Stock Incentive Plan.  On February 4, 2009, Mr. Melville assumed the duties of the office of President.  On June 14, 2010, Mr. Melville tendered a resignation terminating his employment effective October 1, 2010.  Subsequently, Mr. Melville decided to resign from his position as President and Chief Corporate Development Officer effective July 27, 2010, the date that Mr. Morrison became our President and Chief Operating Officer.

Outstanding Equity Awards at December 31, 2009

The following table sets forth certain information concerning unexercised stock options for each named executive officer listed in the Summary Compensation Table above.  There were no stock awards outstanding as of end of fiscal year 2009.

Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price(1)	Option Expiration Date
C. Geoffrey Hampson(2)	750,000	250,000	$0.65	09/11/2012
Mark Melville (3)	583,333	416,667	$0.65	01/01/2013
Jonathan Ehrlich (4)	–	–	–	–

(1)
On March 25, 2009, our Board of Directors reduced the exercise price of all outstanding stock options granted prior to that date pursuant to the Live Current Media Inc. 2007 Stock Incentive Plan to $0.65 per share.  These options are held by our officers, directors, employees, consultants and agents.  The original exercise prices ranged from a high of $3.30 to a low of $0.65.  As a result of this reduction, the exercise price of the outstanding stock option granted to Mr. Hampson was reduced from $2.50 per share, and the exercise price of the outstanding stock option granted to Mr. Melville was reduced from $2.06 per share.  No other terms or conditions of the stock option grants were modified.

(2)
The option became exercisable as to 333,333 shares on September 11, 2008 and vests as to an additional 83,333 shares on the last day of each successive three-month period thereafter, until all shares have vested.

(3)
The option became exercisable as to 333,333 shares on January 1, 2009 and vests as to an additional 83,333 shares on the last day of each successive three-month period thereafter, until all shares have vested.

(4)	Mr. Ehrlich’s options were terminated upon his resignation on February 4, 2009.

Compensation and Risk

We believe that our compensation programs and policies are not designed to encourage our executives or employees to take unnecessary or excessive risks that could harm the long-term value of Live Current.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On March 1, 2009, a company of which C. Geoffrey Hampson, our Chief Executive Officer and a director, is a major shareholder, began paying us $6,000 a month for IT, administrative, and marketing support.  Effective January 1, 2010, we no longer provided marketing support and therefore the arrangement was modified to $3,500 per month.  Effective July 2010, the arrangement was further reduced to $1,500 per month and effective August 31, 2010 the arrangement was terminated.

On May 31, 2010 we entered into a Settlement Agreement and Release with Amy Frankel, our former Vice President and Corporate Counsel.  Pursuant to the Settlement Agreement and Release, we agreed to pay Ms. Frankel CDN$75,000 at the rate of CDN$12,500 per month in exchange for a release of any claims that Ms. Frankel may have had relating to her employment.

On June 16, 2010 we signed a Settlement Agreement and Release with Ms. Chantal Iorio, our Vice President, Finance (the “Iorio Agreement”).  Ms. Iorio’s employment with us ended on August 15, 2010, although she has agreed to render consulting services to us after that date.  Pursuant to the Iorio Agreement, in exchange for a release of our obligations under the employment agreement dated December 12, 2007 and any and all claims Ms. Iorio may have related to her employment, we have agreed to pay her the sum of CDN$75,000 (the “Severance Payment”).  The Severance Payment will be made over a period of six months in equal installments of CDN$12,500.  We have also agreed to pay Ms. Iorio’s accrued vacation pay through August 15, 2010 and to continue the payment of Ms. Iorio’s statutory and discretionary medical and dental benefits.  Statutory benefits will be continued until the Severance Payment is paid in full.  Discretionary benefits will be paid until the earlier of the date that we cease providing such benefits to all of our employees or the date that the Severance Payment is paid in full.

On July 23, 2010, we issued in a private offering units consisting of 50,000 shares of common stock and a 2-year warrant for the purchase of 50,000 shares of our common stock at an exercise price of $0.15 per share.  Certain of our officers and directors purchased units in the offering as follows:  Mr. Hampson, through Hampson Equities Ltd. (a company owned and controlled by Mr. Hampson), 20 units for $100,000; Mr. Morrison, 10 units for $50,000; Mr. Taylor, 2 units for $10,000 and Dr. Wertz, 2 units for $10,000.

Pursuant to the terms of the Melville Agreement discussed above, on June 25, 2010, we issued 416,136 shares of our common stock to Mr. Melville.

Certain of our current named executive officers have employment agreements with us, and we entered into employment severance agreements with certain of our former named executive officers.  See the section of this Proxy Statement titled “Executive Compensation” for a discussion of these agreements.

POLICIES AND PROCEDURES FOR REVIEW OF RELATED-PARTY TRANSACTIONS

Our Board of Directors approves all related-party transactions.  It is management’s responsibility to bring related-party transactions to the attention of the members of the Board.

Each of our officers and directors is knowledgeable regarding the requirements of obtaining approval of related-party transactions and is responsible for identifying any related-party transaction involving the officer or director or his affiliates (including immediate family members) and seeking approval from our Board of Directors before he or his affiliates may engage in the transaction.

STOCKHOLDER PROPOSALS FOR 2011 ANNUAL MEETING

Stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act and intended to be presented at the Annual Meeting of our stockholders to be held in 2011, in order to be considered for inclusion in the proxy materials for that meeting, must be received by us no later than May [       ], 2011 (120 days before September [       ], the date we sent this year’s proxy materials to our stockholders). If, however, we change next year’s Annual Meeting date more than 30 days from the date of this year’s Annual Meeting (which we expect will be the case), we will provide in an annual, quarterly or current report the deadline for submissions of stockholder proposals to be considered for inclusion in our proxy materials, so as to provide notice of the submission deadline to our stockholders. This date must be a reasonable time before we print and send our proxy materials.

Pursuant to Rule 14a-4 under the Exchange Act, the proxies to be solicited by our Board of Directors for the 2011 Annual Meeting will confer discretionary authority on the proxy holders to vote on any stockholder proposal presented at the Annual Meeting if we fail to receive notice of such proposal by August [       ], 2011.  Notwithstanding the foregoing, in the event that we change next year’s Annual Meeting date more than 30 days from the date of this year’s Annual Meeting (which we expect will be the case), we will provide in an annual, quarterly or current report the date before which stockholder proposals must be submitted so as to provide notice of the submission deadline to stockholders.  This date must be a reasonable time before we send our proxy materials for 2011.

TRANSACTION OF OTHER BUSINESS

Management does not know of any matters to be brought before the Annual Meeting other than those referred to in this Proxy Statement.  If any matters that are not specifically set forth on the GOLD proxy card and described in this Proxy Statement properly come before the meeting, the persons designated as proxies on the GOLD proxy card will vote on those proposals in accordance with their best judgment.

ANNUAL REPORT ON FORM 10-K

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, without exhibits, is enclosed with this Proxy Statement.  You may obtain a copy of the exhibits described in the Form 10-K for a fee upon request.  To do so, please contact our Corporate Secretary at the address on the cover of this Proxy Statement.

APPENDIX A

PARTICIPANT INFORMATION IN THE SOLICITATION OF PROXIES
BY LIVE CURRENT MEDIA INC.

Under applicable SEC rules, Live Current, its directors, nominees for director and certain officers and employees may be deemed “participants” with respect to the solicitation of proxies in connection with Live Current’s 2010 Annual Meeting of Stockholders. Certain information about these participants, other than Live Current, is presented below.

Directors and Nominees for Director

The name and principal occupation of each of our directors and director nominees who is deemed a “participant” under the applicable SEC rules is set forth under the section entitled “Proposal 1 – Election of Directors” of this Proxy Statement.  Each participant has a business address of Live Current Media Inc., 780 Beatty Street, Suite 307, Vancouver, British Columbia, V6B 2M1, Canada.

Information Regarding Ownership of Live Current’s Securities by Participants and Their Associates

The number of equity securities of Live Current beneficially owned by each of the directors as of September 3, 2010 is set forth under the section entitled “Security Ownership of Certain Beneficial Owners and Management” of this Proxy Statement.  None of the participants owns any equity securities of Live Current of record that such participant does not own beneficially.

Christopher Hampson, who is Mr. Hampson’s father, owns 1,250,000 shares of common stock.  His address is 77 Kensington Court, London, UK W85DT.  Harold A. Hampson, who is Mr. Hampson’s brother, owns 1,000,000 shares of common stock.  His address is 55-57 Deodar Rd., London, UK SW15 2NU.  Teresa Findlay, who is Mr. Hampson’s common law spouse, owns 50,000 shares of common stock.  Her address is c/o Mr. Hampson at Live Current Media Inc., 780 Beatty Street, Suite 307, Vancouver, British Columbia, V6B 2M1, Canada.

Information Regarding Transactions in Live Current’s Securities by Participants

The following table sets forth information regarding purchases and sales during the past two years of shares of Live Current’s common stock by the participants. This includes information regarding certain warrants to purchase shares and stock options subject to vesting.

Except as set forth below or as otherwise disclosed in this Proxy Statement, none of the purchase price or market value of these securities is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities.

Shares of Common Stock Purchased or Sold
September 1, 2008 to September [       ], 2010

Name	Date	Number of Shares	Transaction Footnote
C. Geoffrey Hampson
9/8/2010
8/5/2010
7/23/2010
7/23/2010
5/26/2010
5/19/2010
5/20/2010
5/21/2010
5/24/2010
12/21/2009
11/19/2009
11/20/2009
11/23/2009
11/16/2009
11/17/2009
11/18/2009
9/24/2009
6/5/2009
11/19/2008
11/19/2008
		3,400 1,000 1,000,000 1,000,000 10,000 10,000 58,925 11,500 1,000 382,800 129,850 18,050 81,950 17,200 25,200 20,000 42,000 5,000 195,000 195,000	(3) (3) (1) (2) (3) (3) (3) (3) (3) (3) (3) (3) (3) (3) (3) (3) (3) (3) (1) (2)
Mark Benham	NONE	NONE
James P. Taylor	7/23/2010 7/23/2010 10/29/2008	100,000 100,000 5,000	(1) (2) (3)
Boris Wertz	7/23/2010 7/23/2010	100,000 100,000	(1) (2)
Paul W. Morrison	7/23/2010 7/23/2010 7/27/2010	500,000 500,000 1,000,000	(1) (2) (4)

(1)	Shares purchased through a private offering of the Company’s securities.

(2)	Warrants to purchase shares, purchased through a private offering of the Company’s securities.

(3)	Open market purchase.

(4)	Options granted pursuant to an employment agreement with the Company.

Miscellaneous Information Concerning Participants

Except as described in this Appendix A or otherwise disclosed in this Proxy Statement, no associate of any participant beneficially owns any shares of common stock or other securities of the Live Current.

Except as described in this Appendix A or otherwise disclosed in this Proxy Statement, no participant or any of his associates (including any member of the participant’s immediate family), is either a party to any transactions or series of similar transactions since the beginning of Live Current’s last fiscal year, or any currently proposed transaction or series of similar transactions, (1) in which Live Current or any of its subsidiaries was or is to be a party, (2) in which the amount involved exceeds $120,000, and (3) in which any such person or any of his or her associates had or will have, a direct or indirect material interest.

Except as described in this Appendix A or as otherwise disclosed in this Proxy Statement, no participant or any of his associates has entered into any agreement or understanding with any person respecting any future employment by Live Current or its affiliates or any future transactions to which Live Current or any of its affiliates will or may be a party.

Except as described in this Appendix A or as otherwise disclosed in this Proxy Statement, there are no contracts, arrangements or understandings by any of the participants within the past year with any person with respect to any securities of Live Current, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies.

Except as described in this Appendix A or as otherwise disclosed in this Proxy Statement, no participant owns beneficially any securities of any parent or subsidiary of Live Current.

Except as described in this Appendix A or as otherwise disclosed in this Proxy Statement, no participant has any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at the 2010 Annual Meeting.

Electronic Voting Instructions

You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on October 12, 2010.

Vote by Internet ● Log on to the Internet and to to www.investorvote.com/LIVC ● Follow the steps outlined on the secured website.

Vote by telephone
● Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.
● Follow the instructions provided by the recorded message.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated
Annual Meeting GOLD Proxy Card
   IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

GOLD Proxy Card

A.  Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposal 2.

1. ELECTION OF DIRECTORS	For	Withhold		For	Withhold		For	Withhold
01 - C. Geoffrey Hampson	☐	☐	02 - James P. Taylor	☐	☐	03 - Mark Benham	☐	☐

04 - Boris Wertz	☐	☐

	For	Against	Abstain
2. RATIFICATION OF DAVIDSON & COMPANY LLP AS OUR INDEPENDENT PUBLIC ACCOUNTANT FOR 2010.	☐	☐	☐	3. In their discretion, proxies are entitled to vote upon such other matters as may properly come before the meeting, or any adjournment thereof.

B. Non-Voting Items
Change of Address — Please print new address below.

 C. Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Please mark, date and sign this proxy card and mail it in the enclosed envelope as soon as possible. Joint owners should each sign. When signing as attorney, executor, administrator, corporate ficer, trustee, guardian or custodian, please give full title.
Date (mm/dd/yyyy) — Please print date below.	Signature 1 - Please keep signature within the box	Signature 1 - Please keep signature within the box
/ /

Important notice regarding the Internet availability of
proxy materials for the Annual Meeting of shareholders.
The Proxy Statement and Annual Report on Form 10-K for fiscal year 2010 are available at:
www.edocumentview.com/LIVC

   IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

GOLD Proxy Card — LIVE CURRENT MEDIA INC.

This proxy is solicited on behalf of the Board of Directors for the Annual Meeting on October 12, 2010

The undersigned stockholder of Live Current Media Inc., a Nevada corporation, hereby appoints C. Geoffrey Hampson and James P. Taylor, or either one of them, with full power of substitution, to act as his or her agents and proxies at the Annual Meeting of Stockholders of Live Current Media Inc. to be held in Las Vegas, Nevada on October 12, 2010 at 2:00 p.m. (Pacific Time) with authority to vote at said meeting, and adjournments thereof, as indicated on the reverse side, all shares of stock of the company standing in the name of the undersigned on the books of the company.

This proxy when properly executed will be voted in the manner directed by the undersigned stockholder. If no direction is made, this proxy will be voted FOR each director nominee listed in Proposal 1 and for Proposal 2.

If you submit your proxy over the internet or by telephone you do not need to return this proxy card.

PLEASE VOTE, DATE AND SIGN THIS GOLD PROXY CARD ON THE OTHER SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.